                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                INTERFACE, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                INTERFACE, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

     (4)  Proposed maximum aggregate value of transaction:

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               [INTERFACE LOGO]

                                INTERFACE, INC.
                       2859 PACES FERRY ROAD, SUITE 2000
                             ATLANTA, GEORGIA 30339

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 21, 1996
                             ---------------------

     The annual meeting of shareholders of Interface, Inc. (the "Company") will be held on Tuesday, May 21, 1996, at 2:00 p.m., at the Company's office located at Orchard Hill Road, LaGrange, Georgia, for the purpose of considering and voting upon:

     1. The election of 11 members of the Board of Directors, five directors to be elected by the holders of the Company's Class A Common Stock and six directors to be elected by the holders of the Company's Class B Common Stock.

     2. A proposal to amend the Company's Key Employee Stock Option Plan (1993) to increase the number of shares authorized to be issued thereunder from 1,050,000 to 1,500,000, an increase of 450,000 shares.

     3. Such other matters as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 20, 1996 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     A Proxy Statement and Proxy solicited by the Board of Directors are enclosed herewith. Please complete, sign and date the Proxy, and return it promptly in the enclosed business reply envelope. If you attend the meeting, you may, if you wish, withdraw your Proxy and vote in person.

     Also enclosed is a copy of the Company's 1995 Annual Report to Shareholders.

                                          By order of the Board of Directors

                                          /s/ David W. Porter

                                          DAVID W. PORTER
                                          Secretary


April 22, 1996


PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                                INTERFACE, INC.

                       2859 PACES FERRY ROAD, SUITE 2000
                             ATLANTA, GEORGIA 30339

                             ---------------------

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

                              GENERAL INFORMATION


     This Proxy Statement is furnished in connection with the solicitation of Proxies for Class A Common Stock and Class B Common Stock by the Board of Directors of Interface, Inc. (the "Company") for use at the annual meeting of shareholders of the Company to be held on May 21, 1996, and any adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on April 24, 1996.


     The record of shareholders entitled to vote at the annual meeting was taken as of the close of business on March 20, 1996. On that date, the Company had outstanding and entitled to vote 15,512,710 shares of Class A Common Stock and 2,980,694 shares of Class B Common Stock. Except for (i) the election and removal of directors, and (ii) class votes as required by law or the Company's Articles of Incorporation, holders of both classes of Common Stock vote as a single class. In all cases, holders of Common Stock (of either class) are entitled to cast one vote per share.


     Each Proxy for Class A Common Stock ("Class A Proxy") or Class B Common Stock ("Class B Proxy") that is properly executed and returned by a shareholder will be voted as specified thereon by the shareholder (except that all Class B shares subject to a certain voting agreement, described on page 7 below, will be voted as directed by the proxy appointed under such agreement). If no specification is made, the Proxy will be voted FOR the election of the nominees (Class A or Class B, as the case may be) listed below under the caption "Nomination and Election of Directors", and FOR the proposal relating to the Key Employee Stock Option Plan, as described in this Proxy Statement. A Proxy given pursuant to this solicitation may be revoked by a shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, a Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company either an instrument revoking it or a duly executed Proxy for the same shares bearing a later date.


     An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are included in the determination of the number of shares present and entitled to vote (to establish a quorum). Abstentions are the equivalent of a non-vote since directors are elected by a plurality of the votes cast and the proposal concerning the Key Employee Stock Option Plan would be approved if the affirmative votes cast exceed the negative votes cast. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for the forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person or by telephone or telegraph. The Company also has retained Georgeson & Company, Inc., a proxy solicitation firm, to assist in soliciting Proxies from beneficial owners of shares of the Company's Common Stock. The fee for such assistance will be $5,000 (plus expenses).

                      NOMINATION AND ELECTION OF DIRECTORS
                                    (ITEM 1)

     The Bylaws of the Company provide that the Board of Directors shall consist of a maximum of 15 directors, the exact number of directors being established by action of the Board taken from time to time. The Board of Directors has set the number of directors at 11. The holders of Class B Common Stock are entitled to elect a majority (six) of the Board members. The holders of Class A Common Stock are entitled to elect the remaining (five) directors. The term of office for each director continues until the next annual meeting of shareholders and until his or her successor, if there is to be one, has been elected and has qualified.

     In the event that any nominee for director withdraws or for any reason is not able to serve as a director, each Proxy that is properly executed and returned will be voted for such other person as may be designated as a substitute nominee by the Board of Directors, but in no event will any Class A Proxy be voted for more than five nominees or Class B Proxy be voted for more than six nominees. All of the nominees are currently directors of the Company, and management of the Company has no reason to believe that any nominee will not serve if elected.

     Certain information relating to each nominee proposed by the Board, including his or her principal occupation during the past five years, is set forth below.

                                CLASS A NOMINEES


          NAME (AGE)                                     INFORMATION
- -------------------------------  ------------------------------------------------------------
Carl I. Gable (56).............  Mr. Gable, a director since March 1984, is an attorney-at-law with the Atlanta based law firm of Troutman
                                 Sanders LLP. From September 1992 until joining Troutman
                                 Sanders in March 1996, he was a member of another Atlanta
                                 law firm, Booth Owens & Jospin (formerly Booth, Wade &
                                 Campbell). Mr. Gable was a private investor and business
                                 consultant from January 1991 until September 1992. Mr. Gable serves on the Boards of numerous nonprofit organizations.
Dr. June M. Henton (56)........  Dr. Henton was elected as a director in February 1995. Since
                                 1985, Dr. Henton has served as Dean of the School of Human
                                 Sciences at Auburn University, which includes a program in interior environments. Dr. Henton, who received her Ph.D.
                                 from the University of Minnesota, is an accomplished author and lecturer on child and family issues. She has provided
                                 leadership for a wide variety of professional, policy and
                                 civic organizations. As a charter member of the Operating
                                 Board of the National Textile Center, Dr. Henton has
                                 significant expertise in the integration of academic and
                                 research programs within the textile industry.
J. Smith Lanier, II (68).......  Mr. Lanier has been a director since 1973. He is Chairman and Chief Executive Officer of J. Smith Lanier & Co., a
                                 general insurance agency based in West Point, Georgia. Mr.
                                 Lanier also serves as a director of National Vision
                                 Associates, Ltd., a Lawrenceville, Georgia based operator of retail optical centers. He also serves on the Boards of
                                 numerous nonprofit organizations.

          NAME (AGE)                                     INFORMATION
- -------------------------------  ------------------------------------------------------------
Leonard G. Saulter (69)........  Mr. Saulter has been a director since July 1987. He served as a Senior Vice President of the Company from October 1987 until June 1991. He served as President of Guilford of
                                 Maine, Inc., the Company's principal interior fabrics
                                 subsidiary, until January 1990, and as Guilford's Chairman from January 1990 until his retirement in June 1991. In
                                 October 1993, Mr. Saulter resumed the position of President of Guilford on an interim basis, serving until March 1994.
Clarinus C.Th. van Andel (66)..  Mr. van Andel, who has been a director since October 1988, was a partner in the law firm of Schut & Grosheide,
                                 Amsterdam, until his retirement in January 1996. He has
                                 served as Chairman of the supervisory board of Interface
                                 Europe B.V. (formerly Interface Heuga B.V.), the Company's modular carpet subsidiary based in the Netherlands, since
                                 1984.

                                CLASS B NOMINEES

          NAME (AGE)                                     INFORMATION
- -------------------------------  ------------------------------------------------------------
Ray C. Anderson (61)...........  Mr. Anderson, Chairman of the Board, President and Chief
                                 Executive Officer, has served as Chairman and Chief
                                 Executive Officer of the Company since its founding in 1973.
Brian L. DeMoura (50)..........  Mr. DeMoura, elected to the Board in May 1994, became a
                                 Senior Vice President of the Company and President and Chief
                                 Executive Officer of Guilford of Maine, Inc. in March 1994.
                                 From August 1990 until joining the Company, Mr. DeMoura
                                 served as President and CEO of Fashion Fabrics of America,
                                 Inc., an Orangeburg, South Carolina based producer of
                                 fabrics for the upscale men's and women's apparel markets.
Charles R. Eitel (46)..........  Mr. Eitel joined the Company in November 1993 as President of Interface Flooring Systems, Inc. (the Company's principal
                                 U.S. modular carpet subsidiary, based in LaGrange, Georgia)
                                 and Interface Americas, Inc. (a wholly-owned U.S. holding
                                 company), with responsibility for the Company's modular
                                 carpet operations throughout the Americas. He also became a
                                 Senior Vice President of the Company at that time. He was
                                 elected as a director in February 1994. In October 1994, Mr.
                                 Eitel was promoted to Executive Vice President and appointed to the newly created position of President and Chief
                                 Executive Officer of the Floorcoverings Group, thereby
                                 assuming overall responsibility for the Company's worldwide carpet business. From July 1987 until joining the Company,
                                 Mr. Eitel served as President of the Floorcoverings Division
                                 (based in Dalton, Georgia) of Collins & Aikman Corporation.
                                 Collins & Aikman is a diversified textile producer,
                                 headquartered in North Carolina. Mr. Eitel also serves as a director of Weeks Corporation, an industrial real estate
                                 company based in Atlanta.

          NAME (AGE)                                     INFORMATION
- -------------------------------  ------------------------------------------------------------
David Milton (60)..............  Mr. Milton has been a director since February 1992. He joined the Company in January 1992 as a Senior Vice
                                 President. Upon joining the Company, Mr. Milton also became
                                 President and Chief Executive Officer of Interface
                                 Asia-Pacific, Inc. (a wholly-owned U.S. holding company) and assumed responsibility for the Company's operations in
                                 Japan, Greater China, Southeast Asia, Australia, New Zealand
                                 and the Pacific Islands. Prior to joining the Company, Mr.
                                 Milton was an independent management consultant.
Don E. Russell (58)............  Mr. Russell, a director since 1974, has served in various executive capacities since 1973. He became a Senior Vice
                                 President of the Company in 1986. He currently serves as
                                 President and Chief Executive Officer of the Company's
                                 Specialty Resources Group, comprised of the Company's
                                 chemical and specialty surfaces subsidiaries (Rockland
                                 React-Rite, Inc. and Pandel, Inc.), Intersept(R)
                                 antimicrobial sales and licensing program, and architectural products (access/raised floors) business unit. Mr. Russell served as President and CEO of Interface Europe, Inc. (the
                                 Company's U.S. holding company for its subsidiaries in
                                 Europe) and Interface Europe B.V. from 1991 until August
                                 1995.
Gordon D. Whitener (33)........  Mr. Whitener joined the Company in November 1993 as Senior
                                 Vice President - Sales & Marketing of Interface Flooring
                                 Systems, Inc. In October 1994, he became a Senior Vice
                                 President of the Company and the President and Chief
                                 Executive Officer of Interface Americas, Inc., assuming
                                 responsibility for Prince Street Technologies, Ltd., the
                                 Company's commercial broadloom carpet operation based in
                                 Cartersville, Georgia, and the Company's modular carpet
                                 operations throughout the Americas. In July 1995, Mr.
                                 Whitener also assumed corporate responsibility for Bentley
                                 Mills, Inc., the Company's California based subsidiary which produces broadloom and modular carpet for commercial and
                                 institutional applications, at which time he became a
                                 director of the Company. From April 1988 until joining the
                                 Company, Mr. Whitener served in various sales management
                                 capacities with Collins & Aikman (Floorcoverings Division), including Vice President - Marketing from March 1993.


VOTE REQUIRED AND RECOMMENDATION OF BOARD


     Under the Company's Bylaws, election of each of the five Class A nominees requires a plurality of the votes cast by the Company's outstanding Class A Common Stock entitled to vote and represented (in person or by proxy) at the meeting. Election of each of the six Class B nominees requires a plurality of the votes cast by the Company's outstanding Class B Common Stock entitled to vote and represented (in person or by proxy) at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE CLASS A NOMINEES AND CLASS B NOMINEES LISTED ABOVE, AND PROXIES EXECUTED AND RETURNED WILL BE VOTED FOR EACH OF THE NOMINEES (CLASS A OR CLASS B, AS APPLICABLE) UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

             PRINCIPAL SHAREHOLDERS AND MANAGEMENT STOCK OWNERSHIP

     The following table sets forth, as of February 1, 1996 (unless otherwise indicated), beneficial ownership of each class of the Company's Common Stock by:
(i) each person, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each nominee for director, (iii) the Company's Chief Executive Officer and four other most highly compensated executive officers, and (iv) all executive officers and directors of the Company as a group.


                                                       AMOUNT AND                      PERCENT OF
          BENEFICIAL OWNER               TITLE          NATURE OF        PERCENT         CLASS A
      (AND BUSINESS ADDRESS OF             OF          BENEFICIAL           OF            AFTER
             5% OWNERS)                  CLASS        OWNERSHIP(1)       CLASS(1)     CONVERSION(2)
- ------------------------------------    --------    -----------------    --------     -------------
Ray C. Anderson                         Class A         4,000 (3)             *             9.4%
  2859 Paces Ferry Road, Suite 2000     Class B     1,610,588 (4)          54.0%
  Atlanta, Georgia 30339
Ariel Capital Management, Inc.          Class A     2,818,485 (5)(6)       18.2%
  307 N. Michigan Avenue
  Chicago, Illinois 60601
David L. Babson & Company, Inc.         Class A     1,236,300 (5)(7)        8.0%
  One Memorial Drive
  Cambridge, Massachusetts 02142
First Capital Corporation of Chicago    Class A     1,132,713 (5)(8)        6.8%
  One First National Plaza
  Chicago, Illinois 60670
Brian L. DeMoura                        Class B        16,000 (9)             *               *
Charles R. Eitel                        Class A         5,000 (10)            *               *
                                        Class B        75,000               2.5%
Carl I. Gable                           Class A            70 (11)            *               *
                                        Class B        24,622 (11)            *
June M. Henton                          Class B         4,000 (12)            *               *
J. Smith Lanier, II                     Class A        10,500 (13)            *             1.0%
                                        Class B       152,824 (13)          5.1%
David Milton                            Class A         3,000 (14)            *               *
                                        Class B        80,000               2.6%
Don E. Russell                          Class A        17,692 (15)            *               *
                                        Class B        84,732               2.8%
Leonard G. Saulter                      Class A         2,000 (16)            *               *
                                        Class B         4,000 (16)            *
Clarinus C.Th. van Andel                Class A        50,000 (17)            *               *
                                        Class B         4,000 (17)            *
Gordon D. Whitener                      Class B        12,000 (18)            *               *
All executive officers and directors    Class A       166,762 (19)          1.1%           12.8%
  as a group (18 persons)               Class B     2,099,766 (19)         65.4%


- ---------------

   * Less than 1%

 (1) Shares of Class B Common Stock are convertible, on a share-for-share basis, into shares of Class A Common Stock. The number of Class A shares indicated as beneficially owned by each person or group does not include Class A shares such person or group could acquire upon conversion of Class B shares. The Percent of Class is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are exercisable within 60 days (not including Class A shares that could be acquired upon conversion of Class B shares), and that no other conversion rights, options or rights to subscribe have been exercised by anyone else.

 (2) Represents the percent of Class A shares the named person or group would beneficially own if such person or group, and only such person or group, converted all Class B shares owned by such person or group into Class A shares.

 (3) All such shares are held by Mr. Anderson's wife, and Mr. Anderson disclaims beneficial ownership of such shares.

 (4) Includes 4,000 shares that Mr. Anderson has the right to acquire pursuant to exercisable stock options. Does not include shares of Class B Common Stock subject to the voting agreement described below that are not owned of record by Mr. Anderson.

 (5) Based upon information included in statements provided to the Company by such beneficial owners. Information is as of December 31, 1995.

 (6) All such shares are held by Ariel Capital Management, Inc. ("Ariel") for the accounts of clients, and Ariel disclaims beneficial ownership of such shares. Ariel, in its capacity as investment advisor, has sole voting power with respect to 2,709,035 shares and shared voting power with respect to 33,800 shares. Ariel has sole investment power with respect to all such shares. (John W. Rogers, Jr., President and a controlling person of Ariel, may be deemed to beneficially own all such shares, but he disclaims such beneficial ownership.)

 (7) David L. Babson & Company, Inc. ("Babson"), in its capacity as investment advisor, has sole voting power with respect to 707,600 shares and shared voting power with respect to 528,700 shares. Babson has sole investment power with respect to all such shares.

 (8) All such shares may be acquired by First Capital Corporation of Chicago ("First Capital") upon the conversion of 167,500 shares of the Company's Series A Cumulative Convertible Preferred Stock. First Chicago NBD Corporation may be deemed to beneficially own all such shares, through its ownership of First Capital, and an additional 91,250 shares held in a fiduciary capacity by certain of its banking subsidiaries.

 (9) All such shares may be acquired by Mr. DeMoura pursuant to exercisable stock options.

(10) All such shares may be acquired by Mr. Eitel pursuant to exercisable stock options.

(11) All such Class A shares are held by Mr. Gable as custodian for his son. Includes 4,000 Class B shares that Mr. Gable has the right to acquire pursuant to exercisable stock options.

(12) All such shares may be acquired by Dr. Henton pursuant to exercisable stock options.

(13) Includes 200 Class A shares and 78,502 Class B shares held by Mr. Lanier's wife, and 4,000 Class B shares Mr. Lanier has the right to acquire pursuant to exercisable stock options. Mr. Lanier disclaims beneficial ownership of the shares owned by his wife.

(14) All such shares may be acquired by Mr. Milton pursuant to exercisable stock options.

(15) Includes 16,000 shares that Mr. Russell has the right to acquire pursuant to exercisable stock options.

(16) All such Class A shares are held by Mr. Saulter's wife, and Mr. Saulter disclaims beneficial ownership of such shares. All such Class B shares may be acquired by Mr. Saulter pursuant to exercisable stock options.

(17) All such shares may be acquired by Mr. van Andel pursuant to exercisable stock options.

(18) All such shares may be acquired by Mr. Whitener pursuant to exercisable stock options.

(19) Includes an aggregate of 132,000 Class A shares and 229,000 Class B shares that all executive officers and directors as a group have the right to acquire pursuant to exercisable stock options.

VOTING AGREEMENT


     Certain holders of Class B Common Stock of the Company have entered into a voting agreement providing for certain of their Class B shares to be voted as a block in the manner determined by the record owners of a majority of the shares subject to the agreement. The voting agreement expires on April 13, 1998. The shares of Class B Common Stock subject to the agreement exceed a majority of the outstanding shares of Class B Common Stock. Ray C. Anderson owns a majority of the shares subject to the agreement, and thus can direct the voting of the entire block. (The voting agreement also gives Mr. Anderson the right of first refusal to purchase any shares subject to the agreement that are proposed to be sold in the public market or in a private transaction.) Thus all Class B Proxies received by the Company relating to shares subject to the voting agreement shall be voted as directed by Mr. Anderson, regardless of the instructions reflected on such Proxies. Mr. Anderson has indicated that he intends to direct the voting of all shares subject to the voting agreement in favor of the nominees listed above under the heading "Nomination and Election of Directors -- Class B Nominees", and thus their election is assured. Mr. Anderson also has indicated that he intends to direct the voting of such shares in favor of the proposal relating to the Key Employee Stock Option Plan, which is described on page 17 below.


                    EXECUTIVE COMPENSATION AND RELATED ITEMS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain information concerning compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (based on salary/bonus earned in fiscal 1995) for each of the last three fiscal years of the Company.

                           SUMMARY COMPENSATION TABLE


- -------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------
                                                                                     Long-Term
                               Annual Compensation                                 Compensation
                                                                                  ---------------
                                                                                      Awards
- -------------------------------------------------------------------------------------------------
                                                                          Other
                                                                          Annual    Securities    All Other
                                                                         Compen-    Underlying     Compen-
           Name and Principal                     Salary       Bonus      sation      Options       sation
                Position                 Year       ($)         ($)        ($)          (#)          ($)
- -------------------------------------------------------------------------------------------------------------
                  (a)                     (b)       (c)         (d)        (e)          (f)          (g)
- -------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------
 Ray C. Anderson                         1995   350,500     318,691       N/A(1)        -0-        1,848(5)
                                        ---------------------------------------------------------------------
 Chairman, President and                 1994   315,000     250,000       N/A(1)       20,000      1,848(5)
                                        ---------------------------------------------------------------------
 Chief Executive Officer                 1993   250,000     149,015       N/A(1)        -0-        1,799(5)
- -------------------------------------------------------------------------------------------------------------
 Charles R. Eitel                        1995   333,333     330,509       N/A(1)        -0-        1,848(5)
                                        ---------------------------------------------------------------------
 Executive Vice President                1994   299,167     240,000       N/A(1)        -0-          -0-
                                        ---------------------------------------------------------------------
                                         1993    42,364(2)   175,000(2)   N/A(1)      100,000        -0-
- -------------------------------------------------------------------------------------------------------------
 Don E. Russell                          1995   260,417     245,590       N/A(1)        -0-        1,848(5)
                                        ---------------------------------------------------------------------
 Senior Vice President                   1994   250,000     200,000       N/A(1)       40,000      1,848(5)
                                        ---------------------------------------------------------------------
                                         1993   200,000      50,490       N/A(1)        -0-        1,799(5)
- -------------------------------------------------------------------------------------------------------------
 Gordon D. Whitener                      1995   225,000     237,993       N/A(1)        -0-        1,848(5)
                                        ---------------------------------------------------------------------
 Senior Vice President                   1994   166,667      73,000       N/A(1)       20,000        -0-
                                        ---------------------------------------------------------------------
                                         1993    20,347(3)   50,000(3)    N/A(1)       20,000        -0-
- -------------------------------------------------------------------------------------------------------------
 Brian L. DeMoura                        1995   190,000     193,807       N/A(1)        -0-        5,524(5)
                                        ---------------------------------------------------------------------
 Senior Vice President                   1994   145,833      90,000       N/A(1)       40,000        -0-
                                        ---------------------------------------------------------------------
                                         1993     N/A(4)       N/A(4)     N/A(4)       N/A(4)       N/A(4)
- -------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------

(1) Amount does not exceed the lesser of $50,000 or 10% of the salary/bonus paid to such individual.

(2) Mr. Eitel joined the Company in November 1993. The bonus paid to Mr. Eitel in 1993 was paid pursuant to the terms of Mr. Eitel's employment agreement.

(3) Mr. Whitener joined the Company in November 1993. The bonus paid to Mr. Whitener in 1993 represented a signing bonus for joining the Company.

(4) Mr. DeMoura joined the Company in March 1994.


(5) Represents the Company's matching contribution (made, except in the case of Mr. DeMoura, in the form of Class A Common Stock) under the Company's 401(k) Savings and Investment Plans. Mr. DeMoura's figure also includes a $2,400 profit sharing contribution under the 401(k) plan in effect for Guilford of Maine, Inc.


COMPENSATION PURSUANT TO CERTAIN PLANS

     Pension Plan. The Company maintains a tax-qualified, noncontributory pension plan (the "Pension Plan") for the benefit of its employees and the employees of all U.S. subsidiaries except Guilford of Maine, Inc. and Bentley Mills, Inc. The Pension Plan provides for the payment of a fixed monthly payment upon an employee's normal retirement at age 65, or early retirement at age 57. The monthly amount payable under the Pension Plan is based on the participant's final average earnings, covered compensation under Social Security and years of participation in the Pension Plan. Final average earnings means the average annual earnings (salary and bonus) for the five consecutive years of highest compensation in the 10 years prior to retirement or other termination of employment. All U.S. based employees of the Company and adopting subsidiaries are entitled to participate in the Pension Plan after serving one year and attaining age 21. Benefits are vested under the Pension Plan as follows: for participants who entered the Pension Plan prior to August 1, 1989, 40% vested after four years of service, and 100% vested after five years of service; for participants who entered the Pension Plan on or after August 1, 1989, 100% vested after five years of service.

     The table set forth below illustrates the estimated annual benefits payable upon retirement under the Pension Plan to persons in specified final average earnings and years-of-participation categories. The benefits shown are straight-life annuities and are based upon an assumed retirement on July 31, 1995. The benefits are not subject to any deduction for Social Security compensation or other offsets. Credited years of participation for each of the individuals named in the Summary Compensation Table that participate in the Pension Plan are as follows: Messrs. Anderson and Russell -- 23 years, and Messrs. Eitel and Whitener -- 2 years.

                               PENSION PLAN TABLE

- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------
                                                            Years of Participation in Plan
                                           ----------------------------------------------------------------
          Final Average Earnings ($)(1)
                                                15          20          25          30          35
- -----------------------------------------------------------------------------------------------------------
       150,000.............................    30,000     30,000      34,650      41,580      48,150
                                           ----------------------------------------------------------------
       200,000.............................    40,000     40,000      47,150      56,580      66,010
                                           ----------------------------------------------------------------
       250,000.............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
       300,000.............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
       350,000.............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
       400,000.............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
       450,000.............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
       500,000.............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
       550,000.............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
       600,000.............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
       650,000.............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
       700,000.............................    45,168     45,168      56,110      67,332      78,554
                                           ----------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------

(1) For the plan year beginning August 1, 1990, only the first $200,000 of compensation (subject to cost-of-living indexing, but limited to $150,000 for the plan year beginning in 1994) is considered for plan purposes. Further, the annual benefit cannot exceed $90,000 (subject to cost-of-living indexing, $120,000 for 1995).

     Salary Continuation Plan. The Company maintains a nonqualified salary continuation plan (the "Salary Continuation Plan") which is designed to induce selected officers of the Company to remain in the employ of the Company by providing them with retirement, disability and death benefits in addition to those which they may receive under the Pension Plan. The Salary Continuation Plan entitles participants to (i) retirement benefits upon retirement at age 65 after completing at least 15 years of service with the Company (unless otherwise provided in the plan), payable for the remainder of their lives and in no event for less than 10 years; (ii) disability benefits payable for the period of any pre-retirement total disability; and (iii) death benefits payable to the designated beneficiary of the participant for a period of 10 years if the participant dies before retirement. Benefits are determined according to one of three formulas as follows: 40% of the participant's average monthly cash compensation (salary and bonus) during the three highest paid years of the participant's last five years of employment; 30% of such average monthly compensation; or 30% of the average monthly commissions for the three highest paid years during the last five years of employment. The monthly benefit under the second and third formulas cannot exceed $8,334. The Salary Continuation Plan is administered by the Compensation Committee, which has full discretion in choosing participants and the benefit formula applicable to each. Benefits are not subject to any deduction for Social Security compensation or other offsets. Benefits are forfeitable in several events, including termination of a participant's employment with the Company. Each of the executive officers named in the Summary Compensation Table participates in the Salary Continuation Plan, and each such participant has his benefits determined under the first benefit formula. Credited years of service for such participants are 22 years for Messrs. Anderson and Russell, and 2 years for Messrs. Eitel, Whitener and DeMoura.

     Assuming a 5% annual increase in compensation over 1995 levels, the Company estimates the annual benefits receivable upon retirement at age 65 (or as otherwise provided) under the Salary Continuation Plan by the following persons to be as follows: Mr. Anderson -- $303,318; Mr. Eitel -- $639,553; Mr.
Russell -- $271,454; Mr. Whitener -- $841,099; and Mr. DeMoura -- $304,206.


     Key Employee Stock Option Plans. In March 1993, the Company adopted the Interface, Inc. Key Employee Stock Option Plan (1993) (the "Option Plan"). The Option Plan provides for the grant of incentive stock options (which qualify for certain favorable tax treatment, as described below) and nonqualified options to key employees of the Company and its subsidiaries. (The Option Plan also allows the issuance of stock appreciation rights, but only in tandem with options granted under the plan.) A maximum of 1,050,000 shares of Common Stock are currently authorized for issuance with respect to options (and stock appreciation rights) granted under the Option Plan. The Company is proposing to increase the number of shares available for issuance under the Option Plan. (See
Item 2, "Amendment of Key Employee Stock Option Plan", below.) The material features of the Option Plan are described below.


     The purpose of the Option Plan is to promote the long-term success of the Company and its subsidiaries by providing financial incentives to key employees who are in positions to make significant contributions toward such success. The plan is designed to attract individuals of outstanding ability to employment with the Company and its subsidiaries, to provide key employees with a proprietary interest in the Company, and to encourage such employees to continue their employment with the Company or its subsidiaries and to render superior performance during such employment.

     The Option Plan is administered by the Compensation Committee of the Board of Directors, which has authority to determine the employees to whom awards will be granted, the form and amount of the awards (including whether the grant is for Class A or Class B Common Stock), the dates of grant, vesting periods, option prices and other terms of each award. All options are granted at an exercise price per share equal to not less than 100% of the fair market value of the Class A Common Stock on the date the option is granted. Options granted under the Option Plan generally are not exercisable sooner than 12 months after the date of grant, vest incrementally over a five year period, and are not exercisable later than 10 years after the date of grant. Options are not transferable by the holder other than by will or applicable laws of descent and distribution. All employees of the Company and its subsidiaries worldwide (approximately 4,850 employees) are eligible for consideration as participants under the Option Plan. (Generally, awards under the Option Plan are limited to U.S. personnel; the Company maintains a separate Offshore Stock Option Plan (the "Offshore Plan") pursuant to which nonqualified options may be granted to key employees and directors of the Company's subsidiaries located outside of the U.S.) No member of the Compensation Committee is currently eligible to receive an award under the Option Plan. Directors who are not officers or employees of the Company also are not eligible to participate in the Option Plan.

     The Company receives no consideration upon the granting of an option. Full payment of the option exercise price must be made by the optionee when an option is exercised. The exercise price may be paid in cash or in such other form as the Company may approve, including shares of Common Stock valued at their fair market value on the date of option exercise. The proceeds received by the Company from the sale of shares under the Option Plan are used for general corporate purposes.

     The Compensation Committee may also grant a stock appreciation right with respect to each share of Common Stock that may be purchased upon the exercise of an option. Upon exercise of a stock appreciation right, the Company will pay the amount by which the fair market value of a share of Class A Common Stock on the date of exercise exceeds the fair market value on the date of grant, up to a maximum of 200% of the fair market value of a share of Common Stock on the date of grant. Payment will be made, in the discretion of the Compensation Committee, wholly in cash or in shares of Common Stock, or partly in cash and partly in shares of Common Stock. A stock appreciation right granted in relation to an option will be exercisable only to the extent the option is exercisable and will expire or otherwise terminate upon the same terms as the option. Exercise of an option or stock appreciation right will terminate (or, in the case of a partial exercise, reduce by a corresponding amount) any stock appreciation right or option issued in tandem therewith, as the case may be.

     There are no federal income tax consequences to the optionee or the Company on the granting of options under the Option Plan. The federal tax consequences upon exercise will vary depending on whether the option is an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986 (as amended), or a nonqualified stock option.

     When an optionee exercises an incentive stock option, the optionee will not at that time recognize any income, nor will the Company be entitled to a deduction. The optionee will recognize capital gain or loss at the time of disposition of the shares acquired through the exercise of an incentive stock option if the disposition of shares occurs at least two years after the option was granted and one year after it was exercised. The Company will not be entitled to a tax deduction if the optionee satisfies these holding requirements. The net federal income tax effect to the holder of an incentive stock option is to defer, until the acquired stock is sold, taxation of any increase in the stock's value from the time of grant of the option to the time of its exercise, and to tax such gain, at the time of sale, at capital gains rates (currently a maximum marginal rate of 28%) rather than at ordinary income rates.

     If the holding requirements are not met, then upon sale of the shares the optionee generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the exercise price; any increase in the value of the option stock subsequent to exercise is long or short-term capital gain to the optionee depending on the optionee's holding period for the stock. However, if the sale is for a price less than the value of the shares on the date of exercise, the optionee might recognize ordinary income only to the extent the actual sales price exceeded the option exercise price. In either case, the Company is entitled to a compensation expense deduction to the extent of ordinary income recognized by the optionee.

     When an optionee exercises a nonqualified stock option, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares received upon exercise over the aggregate exercise price paid for those shares, and the Company may deduct as an expense the amount of income so recognized by the optionee. For capital gains purposes, the holding period of the shares begins upon the exercise of the option, and the optionee's basis in the shares is equal to the fair market value of the shares on the date of exercise.

     The closing price of the Company's Class A Common Stock as reported on the Nasdaq National Market System on April 16, 1996 was $11.875 per share. There is no public market for the Class B Common Stock (but Class B shares are convertible, on a share-for-share basis, into Class A shares).


     At December 31, 1995, options were outstanding under the Option Plan to purchase an aggregate of 787,500 shares of Class A or Class B Common Stock. No stock appreciation rights have ever been granted under the Option Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

     No executive officer named in the Summary Compensation Table received any options under the Option Plan (or the Offshore Plan) during fiscal 1995.


     The following table sets forth, for each of the executive officers named in the Summary Compensation Table, (i) the number of options held at fiscal year-end, and (ii) the value of such options at fiscal year-end. No options were exercised by the named executives during fiscal 1995.


                         FISCAL YEAR-END OPTION VALUES

- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------

                                                                                Value of
                                                       Number of              Unexercised
                                                      Unexercised             In-the-Money
                                                        Options                 Options
                                                       at Fiscal               at Fiscal
                                                     Year-End (#)             Year-End ($)
                                                      -----------             -----------
                                                     Exercisable/             Exercisable/
                      Name                           Unexercisable           Unexercisable
- -----------------------------------------------------------------------------------------------
                       (a)                                (b)                     (c)
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------
 Ray C. Anderson                                      4,000/16,000           22,500/90,000(1)
- -----------------------------------------------------------------------------------------------
 Charles R. Eitel                                    75,000/25,000         412,500/137,500(1)
- -----------------------------------------------------------------------------------------------
 Don E. Russell                                      16,000/16,000          24,000/24,000(1)
- -----------------------------------------------------------------------------------------------
 Gordon D. Whitener                                  12,000/28,000         42,000/123,000(1)
- -----------------------------------------------------------------------------------------------
 Brian L. DeMoura                                    16,000/16,000          24,000/24,000(1)
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------

(1) Aggregate market value of the shares issuable upon exercise of the options (based on December 29, 1995 closing price for Class A Common Stock of $17.00 per share), less the aggregate exercise price payable by the named executive officer.

EMPLOYMENT AGREEMENTS


     The Company entered into an employment agreement with Charles R. Eitel in October 1993, appointing him as a Senior Vice President of the Company and President of Interface Flooring Systems, Inc. and Interface Americas, Inc. (Mr. Eitel's current position is Executive Vice President, and President and CEO of the Floorcoverings Group.) The Company also agreed to nominate Mr. Eitel for election as a director of the Company each year during the term of the employment agreement. The agreement provides that Mr. Eitel will receive a minimum annual salary of $295,000, and will be eligible to participate in the Company's bonus plan as in effect from time to time. In connection with his agreement, Mr. Eitel was granted an option to purchase 100,000 shares of Common Stock under the Option Plan. The option was structured to vest in full over a three year period. The employment agreement is for a three year term, but will be automatically extended for additional successive one year periods through the 14th anniversary of the date of the agreement, unless either the Company or Mr. Eitel provides the other with notice not less than 90 days prior to any such anniversary date of its or his intention to allow the agreement to expire on such anniversary date. The Company may terminate Mr. Eitel's employment at any time, with or without cause. In the event the Company terminates Mr. Eitel's employment without cause prior to the "scheduled expiration date" (which means the end of the initial three year term, or the next succeeding anniversary date in the event of an annual renewal), Mr. Eitel will be entitled to continue to receive his salary and participate in certain employee benefit plans through the scheduled expiration date or the first anniversary of the date of termination, whichever is later.

     The Company entered into an employment agreement with Don E. Russell in February 1995, appointing him as a Senior Vice President of the Company and President of Interface Europe, Inc. (Mr. Russell's current position is President and CEO of the Specialty Resources Group.) The agreement provides that Mr. Russell will receive a minimum annual salary of $250,000, and will be eligible to participate in the Company's bonus plan as in effect from time to time. The agreement is for a term ending on Mr. Russell's 65th birthday (January 10, 2003). The Company may terminate Mr. Russell's employment at any time, with or without cause; provided, however, in the event the Company terminates Mr. Russell's employment prior to January 11, 1998, the Company is obligated to continue the salary, bonus and benefits payable to Mr. Russell under the employment agreement and all applicable employee benefit plans of the Company through January 11, 1998. In the event Mr. Russell is terminated for cause (as defined in the agreement) at any time, or terminated without cause after January 11, 1998, he would not be entitled to any severance pay.

     Guilford of Maine, Inc., a subsidiary of the Company, entered into an employment agreement with Brian L. DeMoura in March 1994, appointing him as President of Guilford. (Mr. DeMoura is also a Senior Vice President of the Company.) The agreement provides that Mr. DeMoura will receive a minimum annual salary of $175,000, and will be eligible to participate in the Company's bonus plan as in effect from time to time. In connection with his agreement, Mr. DeMoura was granted an option to purchase 40,000 shares of Common Stock (vesting over a five year period) under the Option Plan. The Company may terminate Mr. DeMoura's employment at any time, with or without cause; provided, however, in the event the Company terminates Mr. DeMoura's employment without cause, Mr. DeMoura would be entitled to receive termination compensation in an amount equal to his most recent annual gross income paid by the Company. In the event Mr. DeMoura resigns or is terminated for cause (as defined in the agreement), he would not be entitled to any severance pay.

     The employment agreement for each of the above-named executives contains provisions placing certain restrictions on the executive's ability to compete with the Company following the expiration or termination of his employment agreement.

CHANGE IN CONTROL AGREEMENTS

     During 1995, Messrs. Eitel, Russell, Whitener, DeMoura and certain other executive officers of the Company entered into substantially similar "change in control agreements" with the Company which provide for certain benefits in the event of a termination of employment without cause in connection with a change in control (as defined in the agreements) of the Company. (The change in control agreements served to amend the employment agreements of those executive officers who have entered into an employment agreement with the Company.) In general, each agreement provides benefits to the officer upon any such termination occurring within 24 months after or six months prior to the date of a change in control. Upon any such termination, the officer will be entitled to receive the following benefits: (i) the officer's then-current salary, for a 24-month period following the termination, paid in a lump sum discounted to present value; (ii) a lump sum bonus payment based upon the bonuses received during the two years prior to the termination; (iii) continuation of health and life insurance coverage for 24 months; (iv) continuation of eligibility to participate in Company retirement plans for 24 months; (v) immediate vesting of all unvested employee stock options under the Company's stock option plans; and (vi) immediate vesting of certain additional benefits under the Company's Salary Continuation Plan. Benefits paid under the change in control agreements will be reduced by the compensation and benefits, if any, paid to an officer pursuant to his employment agreement with the Company. Benefits are also subject to reduction to the extent they are treated as "excess parachute payments" under the Internal Revenue Code. Each agreement is for a two year term which is automatically renewed for successive two year terms. The Company may terminate any agreement upon two years' notice.

COMPENSATION OF DIRECTORS


     The Company does not have any standard arrangement pursuant to which each director of the Company is compensated for his services as a director or as a member of any committee of the Board of Directors. However, in fiscal 1994, the Company adopted a policy of issuing stock options, under the Offshore Plan, to "outside" (nonemployee) directors. During 1995, the Company issued stock options for 20,000 shares to Dr. June M. Henton, who became a director in February 1995. The option vests incrementally over a five year period. In addition, certain outside directors receive fees from the Company for providing consulting services or specialized expertise, as described below.



     During fiscal 1995, the Company paid Carl I. Gable approximately $15,000 for consulting services rendered on corporate finance and general business matters. The Company paid Clarinus C.Th. van Andel a total of $46,500 for consulting services related to the Company's operations in Europe and for serving on the supervisory board of Interface Europe B.V. June Henton received $11,250 from the Company for her consulting expertise concerning the Company's U.S. textile operations.


     The Company has agreed to pay Leonard G. Saulter, who previously served as an executive officer of the Company, $45,000 per year for a five year period ending in 1998, and $15,000 per year beginning in 1999 for the remainder of his life. The Company made the required payment during 1995. The Company paid Mr. Saulter an additional $15,000 in 1995 for consulting services related to the Company's interior fabrics business.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following persons served on the Compensation Committee of the Board of Directors during fiscal 1995: Ray C. Anderson, Carl I. Gable and J. Smith Lanier, II. Mr. Anderson is the Chairman, President and Chief Executive Officer of the Company, and served in those capacities during fiscal 1995. Mr. Gable served as President of the Company from March 1984 until June 1985.

     During 1995, the Company paid premiums to J. Smith Lanier & Co., an insurance agency, of approximately $2,185,000 in connection with insurance policies purchased on behalf of the Company. J. Smith Lanier, II has a substantial ownership interest in this insurance agency. Management of the Company believes that the insurance brokerage transaction was effected on terms at least as favorable to the Company as could have been obtained from other sources or unrelated parties in view of the nature of the transaction and the services rendered.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The law firm with which Carl I. Gable, a director of the Company, was previously associated rendered certain legal services to the Company during fiscal 1995.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     Compensation awards, and achievement criteria, for the Company's senior management are recommended annually by the Company's Chief Executive Officer, and reviewed and approved by the Compensation Committee of the Board of Directors. The Committee is composed of three members, Ray C. Anderson, the Company's Chairman, President and Chief Executive Officer, Carl I. Gable and J. Smith Lanier, II. Messrs. Gable and Lanier are nonemployee directors of the Company.


     The Company's compensation program is designed to enable the Company to attract, motivate and retain outstanding senior management. The program consists of three principal components: (i) competitive base salaries, (ii) annual, variable cash bonuses based on the achievement of established financial and nonfinancial objectives, and (iii) long-term stock option incentives. Under the program, a substantial portion of an executive's compensation is directly linked to the Company's financial performance and the interests of shareholders. The Committee strives to administer the program to present total compensation opportunities for senior executives of the Company that are commensurate with the responsibilities undertaken by the executives, and that are competitive with those offered by employers of comparable size in the Company's industry. (Information concerning compensation offered by other employers in the industry is gathered informally, at irregular intervals, and serves only as a general benchmark; the Committee, for fiscal 1995, made no determination to set the compensation levels of the Company's executives to correspond to the high, median or low end of such comparative data. Certain of the competitors considered from time to time are included in the companies comprising the "industry group" index used in the performance graph below.)

     Base Salary. Base salary compensation is based on a variety of factors, including the executive's level of responsibility, time with the Company, geographical cost-of-living considerations and individual contribution and performance, as well as internal equalization policies of the Company, comparison to executive pay outside of the Company, and general economic conditions. (Evaluation of certain of these factors is subjective, and no fixed, relative weights are assigned to the criteria considered.) The senior executives of the Company (including the Chief Executive Officer) received raises in base salary in fiscal 1995 averaging 14%. These 1995 increases were deemed appropriate in light of significant operating improvements achieved by the Company in 1995 (which resulted in a 24% increase in adjusted net income, excluding the impact of an extraordinary refinancing charge). The increases also reflect the fact that a number of the Company's senior executives received promotions and took on new or additional responsibilities during 1995.

     Bonuses. The Company's incentive compensation program is tied to Company, business unit (subsidiary) and individual performance. Each executive officer of the Company (including the Chief Executive Officer) is assigned a range of bonus potential (expressed as a percentage of base salary), and a personalized set of financial and nonfinancial objectives for the year. Evaluation of nonfinancial objectives is, inherently, somewhat subjective, and equal weight is assigned to each of these objectives. For fiscal 1995, 90% of each executive officer's bonus potential was based on measurable financial performance (up from a minimum of 65% in prior years). Typical relative weights assigned to financial objectives are indicated below. The amount of bonus earned is determined by the degree to which the financial and nonfinancial objectives have been achieved. In limited instances the operation of the bonus formula has resulted in a bonus amount that the Committee believed to be unjust in light of extenuating circumstances, and the Committee has, on certain occasions, modestly increased the bonus paid to the affected executive.

     For the senior executives of the Company who are directly accountable for the profitability of subsidiaries or business groups, financial objectives for 1995 focused on: (i) operating income for operations managed, (ii) cash flow for operations managed, (iii) reduction of off-quality and waste (under the Company's "war on waste" program initiated in January 1995) for operations managed, and (iv) earnings per share. Relative weights assigned to these financial objectives were 50%, 15%, 15% and 10%, respectively. Nonfinancial objectives for such senior executives are tailored to their respective markets and geographic regions, but consistently focus on sales and competitive strategies, strategic acquisitions, investments and alliances, synergistic cooperation with affiliated companies, technological advancements, quality control measures and employee relations.

     Mr. Anderson's financial objectives for 1995 (90% weight) were based on:
(i) operating income for operations managed, (ii) cash flow for operations managed, (iii) reduction of off-quality and waste for operations managed, (iv) earnings per share, and (v) market performance (price/earnings ratio) of the Company's stock. Relative weights assigned to such financial objectives were 50%, 10%, 15%, 10% and 5%, respectively. Mr. Anderson's nonfinancial objectives for 1995 (10% weight) focused on defining and advancing overall corporate strategy (including strategic acquisitions and investments, the Company's environmental and ecological initiatives, and senior management changes and succession), and also were linked to the nonfinancial objectives of the executive officers who report to him.

     On an aggregate basis (giving effect to relative weights), Mr. Anderson achieved 85% of target levels for his financial objectives, with the best performance being in the areas of waste reduction under the Company's war on waste initiative and market performance (price/earnings ratio) of the Company's stock. Mr. Anderson was credited with a higher percentage of target levels for his nonfinancial objectives, receiving his highest marks for his role in advancing the Company's various environmental/ecological initiatives.

     Stock Options. The Company also utilizes grants of stock options to its executives to strengthen the mutuality of interests between the Company's senior management and shareholders. (A summary description of the Company's stock option plans is set forth above under the heading "Compensation Pursuant to Certain Plans -- Key Employee Stock Option Plans".) Stock options help to retain and motivate executives, but reward executives only for overall performance which translates into higher returns for shareholders. Options granted under the Company's stock option plans have an exercise price equal to at least 100% of the market price of the underlying Common Stock on the date of grant; thus, the options only have value if the market price of the Company's stock rises. Moreover, options granted under the plans typically vest incrementally over a five year period, compelling an executive to remain with the Company for a significant time period before being able to fully recognize the value of the options. The five year vesting schedule also serves to focus executives on the long-term objectives of the Company. The Committee believes stability of quality management and a proper focus on long-term Company objectives provide for enduring shareholder value. Each of the executive officers named in the Summary Compensation Table holds stock options.


     The Committee does not anticipate that the recent tax law serving to cap executive compensation that is deductible by the Company at $1,000,000 per individual will, in the near term, dictate any change in the compensation policies of the Committee.


     The foregoing policies and programs are subject to change as the Committee deems necessary from time to time to respond to economic conditions, meet competitive standards and serve the objectives of the Company and its shareholders.

                                          THE COMPENSATION COMMITTEE

                                          Ray C. Anderson
                                          Carl I. Gable
                                          J. Smith Lanier, II

PERFORMANCE GRAPH

     The following graph compares, for the five year period ended December 31, 1995, the Company's total return to shareholders (stock price increase plus dividends, divided by beginning stock price) with that of (i) all U.S. companies listed on Nasdaq and (ii) an industry group comprised of Nasdaq-listed companies (U.S. and foreign) producing textile products.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS ($)

                                   [GRAPH]

                                                                 NASDAQ STOCKS
                                                                   (U.S. &
                                                 NASDAQ STOCK      FOREIGN) -
      MEASUREMENT PERIOD          INTERFACE,     MARKET (U.S.    TEXTILE MILL
    (FISCAL YEAR COVERED)            INC.         COMPANIES)       PRODUCTS
12/30/90                             100             100             100
12/29/91                           126.1           161.7           126.5
01/03/93                           133.9           188.2           148.2
01/02/94                           168.3           216.0           211.2
01/01/95                           139.2           211.2           150.4
12/31/95                           194.3           298.6           174.0

NOTES:

A. The lines represent annual index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/30/90.
E. The Company's fiscal year ends on the Sunday nearest to December 31.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during 1995. All of the incumbent directors attended at least 75% of the meetings of the Board and of each committee of the Board on which they served that were held during the periods that they served.

     The Board of Directors has an Executive Committee currently composed of Ray
C. Anderson, Carl I. Gable and J. Smith Lanier, II. The Executive Committee met seven times during 1995. Messrs. Anderson, Gable and Lanier also serve as the members of the Board's Compensation Committee. The Compensation Committee met two times during 1995. The function of the Compensation Committee is to review and determine compensation for executives of the Company and to administer the Company's stock option and employee benefit plans. (See "Executive Compensation" above.) The Board of Directors also has an Audit Committee, currently composed of Mr. Gable, June M. Henton and Leonard G. Saulter. The Audit Committee met three times during 1995. The function of the Audit Committee is to (i) recommend annually to the Board whether the Company's independent auditors should be retained, (ii) review with the independent auditors the auditors' report or opinion on the Company's financial statements and related notes, and (iii) review the Company's internal financial reporting procedures and any transactions between the Company and its directors.

     The Board of Directors does not have a standing nominating committee or other standing committee performing similar functions.

                  AMENDMENT OF KEY EMPLOYEE STOCK OPTION PLAN
                                    (ITEM 2)


     The Board of Directors has adopted, subject to shareholder approval, an amendment to the Key Employee Stock Option Plan (1993) (the "Option Plan") which increases the number of shares of Common Stock authorized to be issued under the Option Plan from 1,050,000 to 1,500,000, an increase of 450,000 shares (or approximately 8% of currently outstanding Common Stock). The full text of the amendment will be furnished to any shareholder upon written request made to the Secretary of the Company. For a description of the material features of the Option Plan, see "Compensation Pursuant to Certain Plans -- Key Employee Stock Option Plans" above.


     The following table sets forth the number (and dollar value) of options under the Option Plan that will be received by the named executive officers and groups, to the extent determinable.

                             NEW PLAN BENEFIT TABLE

- --------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------
                    Name and Position                        Dollar Value ($)     Number of Units
- --------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------
 Ray C. Anderson, Chief Executive Officer                       *                    *
- --------------------------------------------------------------------------------------------------
 Charles R. Eitel, Executive Vice President                     *                    *
- --------------------------------------------------------------------------------------------------
 Don E. Russell, Senior Vice President                          *                    *
- --------------------------------------------------------------------------------------------------
 Gordon D. Whitener, Senior Vice President                      *                    *
- --------------------------------------------------------------------------------------------------
 Brian L. DeMoura, Senior Vice President                        *                    *
- --------------------------------------------------------------------------------------------------
 Executive Officer Group (13 Persons)                           *                    *
- --------------------------------------------------------------------------------------------------
 Non-Executive Director Group (5 Persons)                       #                    #
- --------------------------------------------------------------------------------------------------
 Non-Executive Officer Employee Group                           *                    *
- --------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------

* Awards of options for the additional 450,000 shares are not yet determinable as none are currently contemplated.

# Directors who are not officers or employees of the Company are not eligible to participate in the Option Plan.

     The Board of Directors believes that the Option Plan is an important component of the Company's compensation package because it secures for the Company and its shareholders the advantages of the incentive inherent in stock ownership on the part of its key employees. The Company believes that stock ownership incentives give employees a greater concern for the welfare of the Company and its future growth and encourage them to continue their association with the Company. The Company recently issued a significant portion of the remaining option shares authorized under the Option Plan to the management team of Re: Source Americas Enterprises, Inc., which is the Company's new subsidiary formed to own and manage the Company's dealer/distribution network. Additional shares will be needed, in future years, to maintain this element of the Company's incentive compensation program for the Company's key employees. Accordingly, the Board of Directors requests that the shareholders vote in favor of amending the Plan to increase the shares available for issuance by the sum of 450,000 shares.

VOTE REQUIRED AND RECOMMENDATION OF BOARD

     Under the Company's Bylaws, the proposal to amend the Option Plan is approved if the affirmative votes cast by the Company's outstanding shares of Common Stock entitled to vote and represented (in person or by proxy) at the meeting exceed the negative votes. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL, AND THE ENCLOSED PROXY WILL BE VOTED IN THAT MANNER UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY (OR ABSTAINS).

                INFORMATION CONCERNING THE COMPANY'S ACCOUNTANTS

     BDO Seidman, LLP served as the principal independent auditors for the Company during fiscal 1995. Management of the Company anticipates that BDO Seidman will be the independent auditors for the current fiscal year, but the Board of Directors has not yet considered the selection of public accountants for the current year. Representatives of BDO Seidman are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS


     Proposals of shareholders intended to be presented at the Company's 1997 annual meeting must be received by the Company no later than December 26, 1996, in order to be eligible for inclusion in the Company's Proxy Statement and form of Proxy for that meeting.


                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     Management of the Company knows of no matters other than those stated above that are to be brought before the meeting. However, if any other matter should be properly presented for consideration and voting, it is the intention of the persons named as proxies in the enclosed Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                          By order of the Board of Directors

                                          /s/ David W. Porter
                                          -----------------------------------
                                          DAVID W. PORTER
                                          Secretary


April 22, 1996

                               AMENDMENT NO. 2
                                      TO
                               INTERFACE, INC.
                    KEY EMPLOYEE STOCK OPTION PLAN (1993)


        WHEREAS, effective March 1, 1993, Interface, Inc. (the "Company") adopted the Interface, Inc. Key Employee Stock Option Plan (1993), as heretofore amended (the "Plan"); and

        WHEREAS, the Company desires to amend the Plan to increase the maximum number of shares of Common Stock with respect to which Options and Stock Appreciation Rights may be granted thereunder;

        NOW, THEREFORE, the following amendment to the Plan is hereby adopted, effective as of February 27, 1996:

                Section 1.3(a) of the Plan is hereby amended by deleting the existing provision in its entirety and substituting the following therefore:

                        "The aggregate number of shares of Class A or Class B
                Common Stock with respect to which Options and Stock Appreciation Rights may be granted shall not exceed a total of 1,500,000 shares in the aggregate, subject to possible adjustment in accordance with Section 4.1."

        AS APPROVED BY THE BOARD OF DIRECTORS OF INTERFACE, INC. ON FEBRUARY 27, 1996.

        INTERFACE, INC.

        By: /s/ Daniel T. Hendrix
            ---------------------
            Daniel T. Hendrix
            Senior Vice President
            and Chief Financial Officer

                                                                      APPENDIX A

                              CLASS A COMMON STOCK
                                INTERFACE, INC.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                      1996 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Ray C. Anderson and J. Smith Lanier, II, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Class A Common Stock of the undersigned at the Annual Meeting of Shareholders of INTERFACE, INC. to be held on May 21, 1996, and any adjournment thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION OF THE LISTED NOMINEES.


1.    / /  FOR all nominees for directors listed below            / /  WITHHOLD AUTHORITY to vote for all
           (except as marked to the contrary)                          nominees listed below
      CARL I. GABLE; JUNE M. HENTON; J. SMITH LANIER, II; LEONARD G. SAULTER; and CLARINUS C.TH. VAN ANDEL.
      (INSTRUCTION: To withhold authority to vote for any individual nominee strike through that nominee's name.)
      -------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSAL 2.
2.    Proposal to amend the Company's Key Employee Stock Option Plan to increase the number of shares authorized to be issued thereunder by 450,000 shares.
                             / / FOR                     / / AGAINST                     / / ABSTAIN
                                        (Continued, and to be signed, on other side)


3.    In accordance with their best judgment, with respect to any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSAL 1 AND PROPOSAL 2, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                          Please date and sign this Proxy
                                          exactly as name appears.

                                          --------------------------------------

                                          --------------------------------------

                                          NOTE: When signing as an attorney,
                                          trustee, administrator or guardian,
                                          please give your title as such. In the
                                          case of joint tenants, each joint
                                          owner must sign.

                                          Dated:
                                          --------------------------------------

                                                                      APPENDIX B

                              CLASS B COMMON STOCK
                                INTERFACE, INC.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                      1996 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Ray C. Anderson and J. Smith Lanier, II, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Class B Common Stock of the undersigned at the Annual Meeting of Shareholders of INTERFACE, INC. to be held on May 21, 1996, and any adjournment thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION OF THE LISTED NOMINEES.

1.    / /  FOR all nominees for directors listed below            / /  WITHHOLD AUTHORITY to vote for all
           (except as marked to the contrary)                          nominees listed below
      RAY C. ANDERSON; BRIAN L. DEMOURA; CHARLES R. EITEL; DAVID MILTON; DON E. RUSSELL; and GORDON D. WHITENER.
      (INSTRUCTION: To withhold authority to vote for any individual nominee strike through that nominee's name.)
      -------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSAL 2.
2.    Proposal to amend the Company's Key Employee Stock Option Plan to increase the number of shares authorized to be issued thereunder by 450,000 shares.
                             / / FOR                     / / AGAINST                     / / ABSTAIN
                                        (Continued, and to be signed, on other side)
3.    In accordance with their best judgment, with respect to any other matters that may properly come before the meeting.


THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSAL 1 AND PROPOSAL 2, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED. (If you own Class B shares that are subject to the voting agreement described in the Proxy Statement, those shares will be voted as indicated on page 7 of the Proxy Statement.)


                                          Please date and sign this Proxy
                                          exactly as name appears.

                                          --------------------------------------

                                          --------------------------------------

                                          NOTE: When signing as an attorney,
                                          trustee, administrator or guardian,
                                          please give your title as such. In the
                                          case of joint tenants, each joint
                                          owner must sign.

                                          Dated:
                                          --------------------------------------